UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 8, 2013

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.02                                    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Under the current Member Control Agreement of Heron Lake BioEnergy, LLC (the “Company”), any member who, together with such member’s affiliates, holds 9% or more of the Company’s units outstanding is entitled to appoint one governor to the Board for every 9% of units held, up to the right to appoint a maximum of four governors by any member who, together with such member’s affiliates, holds 36% or more of the Company’s units outstanding but less than a majority of the Company’s units outstanding.  Under this provision, Project Viking, LLC (“Project Viking”) has the right to appoint four governors to the Company’s Board of Governors.  An appointed governor serves indefinitely at the pleasure of the member appointing him or her, so long as such member and its affiliates continue to hold a sufficient number of units to maintain the applicable appointment right, until a successor is appointed, or until the earlier death, resignation or removal of the appointed governor.

On April 8, 2013, the Company received notice from Nick Bowdish, a Project Viking appointee, that Mr. Bowdish was resigning from the Company’s Board of Governors effective immediately.  Mr. Bowdish’s resignation was unrelated to any disagreement regarding the Company’s operations, policies or practices.  Project Viking has not yet designated a successor appointee to the Board of Governors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

	By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date: April 15, 2013